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                                                                    Exhibit 32


                                  CERTIFICATION

The undersigned, as the Chief Executive Officer, and as the Chief Financial Officer of Boyd Bros Transportation Inc., respectively, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended June 30, 2004, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Boyd Bros. Transportation Inc., at the dates and for the periods indicated. The foregoing certifications are made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and shall not be relied upon for any other purpose.

This the 16th day of August 2004.



                                                /s/ GAIL B. COOPER
                                                --------------------------------
                                                Gail B. Cooper
                                                Chief Executive


                                                /s/ RICHARD C. BAILEY
                                                --------------------------------
                                                Richard C. Bailey
                                                Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Boyd Bros. Transportation Inc. and will be retained by Boyd Bros Transportation Inc., and furnished to the Securities and Exchange Commission or its staff upon request.